================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                  SCHEDULE 14A


           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (As Permitted By Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12


                           BOLT TECHNOLOGY CORPORATION
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         --------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

              -----------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              -----------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

              -----------------------------------------------------

     (5) Total fee paid:

              -----------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

              -----------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

              -----------------------------------------------------

     (3) Filing Party:

              -----------------------------------------------------

     (4) Date Filed:

              -----------------------------------------------------

                          BOLT TECHNOLOGY CORPORATION
                                Four Duke Place
                          Norwalk, Connecticut 06854
                                (203) 853-0700

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held November 20, 2001

To the Stockholders of Bolt Technology Corporation:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BOLT TECHNOLOGY CORPORATION, a Connecticut corporation (the "Company"), will be held at The Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut, on Tuesday, November 20, 2001, at 10:00 A.M., Eastern Standard Time, for the following purposes:

      1. To elect three (3) directors of the Company to hold office for a term of three years and until their successors are duly elected and shall qualify.

      2. To consider and act upon a proposal regarding amendment of the Company's Certificate of Incorporation and related matters.

      3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The Board of Directors has fixed the close of business on October 10, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

   STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY AT THEIR EARLIEST CONVENIENCE, EVEN IF THEY PLAN TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                              JOSEPH MAYERICK, JR.,
                                                   Secretary

Dated: October 22, 2001

                          BOLT TECHNOLOGY CORPORATION
                                Four Duke Place
                          Norwalk, Connecticut 06854
                                (203) 853-0700

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held November 20, 2001

                               -----------------

   The accompanying proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Bolt Technology Corporation (the "Company") to be held at The Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut, on Tuesday, November 20, 2001, at 10:00 A.M., Eastern Standard Time, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement, Notice of Annual Meeting and accompanying proxy card will be first given or mailed to stockholders is October 22, 2001.

   Only stockholders of record of the Company's Common Stock, without par value (the "Common Stock"), at the close of business on October 10, 2001 are entitled to notice of, and to vote the shares of Common Stock held by them on that date at, the Annual Meeting or any adjournments or postponements thereof. At that date, there were issued and outstanding 5,408,733 shares of Common Stock, the holders of which are entitled to one vote per share on all matters.

   A quorum for the Annual Meeting of Stockholders shall consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy.

   Any stockholder giving a proxy is empowered to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder may still attend the meeting and vote in person, regardless of whether he has previously given a proxy, but presence at the meeting will not revoke his proxy unless such stockholder votes in person.

   If the accompanying proxy card is properly completed, signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein.

   Unless contrary instructions are given, the persons designated as proxies in the proxy card will vote (i) FOR the slate of nominees proposed by the Board of Directors; (ii) FOR the amendment to the Company's Certificate of Incorporation to provide for a staggered Board of Directors as set forth in the By-Laws of the Company and the ratification of the election of directors at the 1999 and 2000 Annual Meetings of Stockholders as described below; and (iii) with regard to all other matters which may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxies.

   Votes withheld, abstentions and broker non-votes (shares held by brokers or nominees which are present in person or represented by proxy but which are not voted on a particular matter because instructions have not been received from the beneficial owner) will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Directors will be elected by a plurality of votes present, in person or by proxy, at the Annual Meeting. The proposed amendment to the Company's Certificate of Incorporation and all other matters which properly come before the Annual Meeting will be approved if the votes cast in favor of the matter exceed the votes cast in opposition to the matter. Votes withheld, abstentions and broker non-votes are not counted as a vote "in favor" or a vote "against" the election of any director or any other such matters.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities and investment power is the power to dispose of or direct the disposition of securities. The following is the only person known to the Company or its management who beneficially owned as of October 10, 2001 more than five percent of any class of the Company's voting securities. The information set forth in the following table is based on information contained in Schedule 13G, as amended, filed by Kennedy Capital Management, Inc. on February 14, 2001. Beneficial ownership reflected in the table represents sole voting power for 295,850 shares and sole dispositive power for 310,950 shares.

      Name and Address of        Shares of Common Stock
        Beneficial Owner           Beneficially Owned   Percent Of Class
      -------------------        ---------------------- ----------------
Kennedy Capital Management, Inc.
10829 Olive Blvd.
St. Louis, MO 63141                     310,950               5.7

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth all equity securities of the Company beneficially owned as of October 10, 2001 by (i) each director and nominee,
(ii) each executive officer named in the Summary Compensation Table below, and
(iii) all directors and executive officers as a group. Except as otherwise indicated, all beneficial ownership reflected in the table represents sole voting and investment power as to the shares of Common Stock listed.

                                                 Shares of
                                                Common Stock    Options             Percent of
                     Name                         Owned(1)   Exercisable(2)  Total   Class(3)
                     ----                       ------------ -------------- ------- ----------
Stephen Chelminski.............................    27,805            --      27,805       *
Kevin M. Conlisk...............................     9,500(4)      6,000      15,500       *
Joseph Espeso..................................    31,400         3,000      34,400       *
John H. Larson.................................    21,200(5)      3,000      24,200       *
Alan Levy......................................    73,302(4)     30,000     103,302     1.9
Joseph Mayerick, Jr............................    56,830(4)     30,000      86,830     1.6
Gerald H. Shaff................................   139,000            --     139,000     2.6
Gerald A. Smith................................    39,250         6,000      45,250       *
Raymond M. Soto................................   186,710        64,000     250,710     4.6
All Executive Officers and Directors As a Group   584,997       142,000     726,997    13.1

--------
*  Less than 1% of the Company's outstanding Common Stock.
(1)Includes 3,000 shares, 700 shares, 7,500 shares, 2,000 shares, 25,000 shares and 1,875 shares held by the wives of Messrs. Conlisk, Espeso, Larson, Shaff, Smith and Soto, respectively, or an aggregate of 40,075 shares owned by the wives of all directors and officers as a group, as to which such directors and officers disclaim beneficial ownership.
(2)Represents shares subject to stock options granted under the Company's stock option plan which officers and directors may acquire within 60 days upon exercise of stock options.
(3)The percentages represent the total of shares listed in columns (1) and (2) divided by the issued and outstanding shares of Common Stock as of October 10, 2001 plus where applicable all stock options granted to the individual or group, as appropriate, under the Company's stock option plans, which officers and directors may acquire within 60 days.
(4)Represents shared voting power with a family member.
(5)Includes 7,500 shares, the voting power of which is shared with a family member.

                             ELECTION OF DIRECTORS

   In accordance with the Company's By-Laws, the Board of Directors is divided into three classes, with the directors in each class elected at successive annual meetings for three-year terms. Subject to stockholder approval at the 2001 Annual Meeting of Stockholders, the Company's Certificate of Incorporation will also be amended to reflect such staggered board of directors. The Company's Board of Directors currently consists of eight members, all of whom are elected by the holders of the Common Stock. The two directors whose terms will expire at the 2001 Annual Meeting of Stockholders are John H. Larson and Gerald H. Shaff. Both of these directors have been nominated by the Board of Directors to stand for election at the 2001 Annual Meeting of Stockholders. Messrs. Larson and Shaff were elected by the stockholders at the annual meeting held on November 24, 1998. Mr. Larson has served as a director of the Company for twelve years and has agreed to be nominated again and to serve as a member of the Board; however, Mr. Larson has indicated to the Board that he may decide to retire for personal reasons as a director at some point prior to expiration of his three-year term in 2004.

   In addition, the Board has determined it appropriate to modify the term of one of the four directors whose term would otherwise expire in 2002 to instead expire in 2001 in order to cause the number of directors in each class to be as equal as possible. Accordingly, Mr. Espeso's term has been modified to expire as of the 2001 Annual Meeting of Stockholders, and the Board of Directors has nominated Mr. Espeso to stand for election at the 2001 Annual Meeting of Stockholders. Mr. Espeso was elected by the stockholders at the annual meeting held on November 23, 1999.

   At the Annual Meeting, the accompanying proxy, if properly completed, executed and returned, will be voted (absent contrary instructions) in favor of electing these three nominees as directors. Should any one or all of these nominees become unable to accept nomination or election, which the Board of Directors has no reason to believe will be the case, the persons named in the enclosed form of proxy will vote for the election of such person or persons as the Board of Directors may nominate. The other persons listed below will continue in office as directors until the expiration of their terms and until their successors are duly elected and shall qualify.

   The Board of Directors recommends a vote "FOR" the slate of nominees described below.

   The following table sets forth the name, age, principal occupation for the past five years and directorships of each of the nominees for election as a director and each of the incumbent directors of the Company.

      Name, Age and Positions,                        Business Experience                    Director
      if any, with the Company                        During Past 5 Years                     Since
      ------------------------                        -------------------                    --------
Nominees for Term Expiring in 2004:

 Joseph Espeso, 59, Director            Senior Vice President of The French American           1999
                                        Banking Corporation and Vice President of the U.S.
                                        Group of BNP Paribas, a bank chartered under the
                                        laws of France, for more than five years. Became
                                        Senior Vice President--Finance and Chief
                                        Financial Officer of the Company as of October 8,
                                        2001.

          Name, Age and Positions,                             Business Experience                    Director
          if any, with the Company                             During Past 5 Years                     Since
          ------------------------                             -------------------                    ----

 John H. Larson, 71, Director                   Retired in April 1989 as President and Chief            1989
                                                Executive Officer and Director of Connecticut
                                                Energy Corporation and its principal subsidiary,
                                                The Southern Connecticut Gas Company.

 Gerald H. Shaff, 68, Director                  President and Chief Executive Officer of Custom         1998
                                                Products Corporation for more than five years.
                                                Custom Products, a manufacturer of miniature
                                                clutches, brakes and electric motors, became a
                                                wholly-owned subsidiary of the Company in
                                                January 1998.

Directors Elected for Term Expiring in 2002:

 Kevin M. Conlisk, 56, Director                 A Principal and Chief Financial Officer of Alinabal     1996
                                                Holdings Corporation, a diversified manufacturer
                                                of industrial products, for more than five years.

 Joseph Mayerick, Jr., 59, Senior Vice          Senior Vice President-Marketing of the Company          1993
   President--Marketing, Secretary              for more than five years.
   and Director

 Gerald A. Smith, 55, Director                  President of Integrated Loan Services, Inc., a          1993
                                                provider of valuation reports to the banking and
                                                mortgage lending industries, for more than five
                                                years.

Directors Elected for Term Expiring in 2003:

 Stephen Chelminski, 69, Director of            A founder of the Company. Part-time Director of         1962
   Special Research and Development             Special Research and Development Projects of the
   Projects on a part-time basis and            Company for more than five years.
   Director

 Raymond M. Soto, 62, Chairman,                 Chairman of the Board of the Company since              1979
   President, Chief Executive Officer           November 1997. President and Chief Executive
   and Director                                 Officer for more than five years.

                       PROPOSAL TO APPROVE THE AMENDMENT
                 TO THE COMPANY'S CERTIFICATE OF INCORPORATION

   Pursuant to an amendment to the Company's By-Laws approved by the Board of Directors and stockholders in 1983, the Company's Board of Directors was divided into three classes, each class having a three-year term. The Board of Directors now proposes to amend the Certificate of Incorporation to provide for a staggered Board of Directors in accordance with the Connecticut Business Corporation Act and the provisions of the Company's By-Laws and, in conjunction therewith, to ratify the prior election to three-year terms of those members of the Board of Directors who were elected at the Company's 1999 and 2000 Annual Meeting of Stockholders.

   The Company's stockholders approved Section 3.03 of the Company's By-Laws, which instituted the staggered Board of Directors, at the 1983 Annual Meeting of Stockholders. The proxy statement for the 1983 Annual Meeting provided the following reasons for adoption of the amendment:

      The proposed amendment will result in the stockholders having the right annually to elect approximately one-third of the directors. As a result, a change in the majority of the Board could in general occur only upon the election of directors at two successive annual meetings. In the event of a change in control of the Company by reason of the accumulation of a large block of stock, a classified Board is believed desirable to assure continuity and stability in leadership and policy. Such effect is achieved, upon establishment of the classified Board, because approximately two-thirds of the directors in office at any time will have had prior experience. However, adoption of this change will make it applicable to every election of directors, rather than only an election occurring after a change in control of the Company. The proposed change will make it more difficult to effect a change in the majority of the incumbent Board of Directors even when the only reason for the change may be the performance of the present directors and may also discourage tender offers and other types of takeover proposals.

   The proposed amendment to the Certificate of Incorporation provides for a staggered Board in accordance with Section 3.03 of the Company's By-Laws. In addition, the proposed amendment provides that the Board of Directors will designate the directors that will be included in each class and, in the event of any change in the authorized number of directors, will apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall, so far as possible, equalize the number of directors in each class. Each class will have a three-year term; however, in the event of a vacancy on the Board of Directors, the term of any director elected by the Board of Directors to fill such vacancy will expire at the next stockholders' meeting at which directors are elected.

   To effect such amendment to the Company's Certificate of Incorporation, the Board proposes to add a new Article 10 thereto to read in its entirety as follows:

   10. The Board of Directors, as constituted from time to time in accordance with the By-Laws of the Corporation, shall be and is divided into three groups with each group containing approximately the same percentage of the total and with the term of office of one group expiring each year at the annual meeting of shareholders. At each annual meeting of shareholders, directors shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. Each director shall hold office until the expiration of the term for which elected and until such director's respective successor is elected and qualified, subject to such director's earlier death, resignation, disqualification or removal. The Board of Directors shall designate the directors that will be included in each group from time to time, and in furtherance thereof, in the event of any change in the authorized number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such group or groups as shall, so far as possible, equalize the number of directors in each group.

   The Board of Directors recommends that the stockholders vote "FOR" approval of the proposal to amend the Company's Certificate of Incorporation to add a provision providing for a staggered Board of Directors and to ratify the prior election to three-year staggered terms of those members of the Board of Directors who were elected at the Company's 1999 and 2000 Annual Meeting of Stockholders.

   If the amendment is not approved, the Board will no longer be staggered, and all members of the Board of Directors will stand for election at the Company's 2002 Annual Meeting of Stockholders.

            GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

Information on Committees of the Board of Directors

   During the fiscal year ended June 30, 2001, the Board of Directors held seven Board meetings and three Committee meetings. With the exception of Mr. Mayerick, who missed two Board meetings because of Company-related travel, no director attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he is a member.

   The standing committees of the Board of Directors are the Executive Compensation Committee and the Audit Committee. In lieu of a Nominating Committee, the Board of Directors selects the nominees for election as directors.

   The Executive Compensation Committee oversees the Company's executive compensation programs and establishes its executive compensation policies. For fiscal 2001 its members are Gerald A. Smith (Chairman), Kevin M. Conlisk, Joseph Espeso and John H. Larson. Mr. Soto, the Company's Chairman, President and Chief Executive Officer, participates in deliberations of the Executive Compensation Committee concerning executive officer compensation. The Executive Compensation Committee held one meeting during fiscal 2001.

   The Audit Committee is a committee of the Board of Directors which reviews and discusses the plan for and the results of the annual audit with the Company's independent auditors and approves non-audit services provided by them. The Audit Committee also reviews the Company's internal controls and accounting system. In addition, the Audit Committee makes recommendations to the Board concerning the selection of the independent auditors. For fiscal 2001, its members are Joseph Espeso (Chairman), Kevin M. Conlisk, John H. Larson and Gerald A. Smith, each of whom is "independent" as defined in the American Stock Exchange Listing Standards, Policies and Requirements. The Audit Committee met two times during fiscal 2001. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is annexed as Appendix A to this Proxy Statement.

   As of October 8, 2001, Mr. Espeso became Senior Vice President-Finance and Chief Financial Officer of the Company and will no longer be a member of the Executive Compensation Committee or Audit Committee.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee has reviewed and discussed the Company's consolidated financial statements for the fiscal year ended June 30, 2001 with management and Deloitte & Touche LLP, the Company's independent accountants. The Company discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

   The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee has discussed the independent accountants' independence with the independent accountants.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001 filed with the Securities and Exchange Commission.

   The Audit Committee also reviewed the fees paid to Deloitte & Touche LLP during fiscal year 2001 as well as fees payable in connection with the Company's confidential independent internal investigation subsequent to June 30, 2001 and determined that the services provided by Deloitte & Touche LLP are compatible with maintaining its independence.

                                          Audit Committee

                                          Kevin M. Conlisk
                                          Joseph Espeso
                                          John H. Larson
                                          Gerald A. Smith

                                  MANAGEMENT

Directors and Executive Officers

   The directors and executive officers of the Company are as follows:

        Name                                        Position
        ----                                        --------
Raymond M. Soto..... Chairman of the Board, President, Chief Executive Officer and Director
Joseph Espeso....... Senior Vice President--Finance, Chief Financial Officer and Director(3)
Joseph Mayerick, Jr. Senior Vice President--Marketing, Secretary and Director
Stephen Chelminski.. Director
Kevin M. Conlisk.... Director(1)(2)
John H. Larson...... Director(1)(2)
Gerald H. Shaff..... Director
Gerald A. Smith..... Director(1)(2)

--------
(1)Member of the Audit Committee.
(2)Member of the Executive Compensation Committee.
(3)Mr. Espeso became Senior Vice President-Finance and Chief Financial Officer of the Company effective October 8, 2001.

   Alan Levy, age 52, served as Vice President-Finance since 1991, Secretary since 1988 and Treasurer since 1997. Effective August 31, 2001, Mr. Levy resigned these positions.

   See "Election of Directors" for biographies relating to Directors.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In connection with the acquisition of Custom Products Corporation in January 1998, the Company paid $4,971,000 in cash and 135,000 shares of the Company's Common Stock to Mr. Shaff. In addition, the Company may pay additional consideration to Mr. Shaff based upon the future sales growth of Custom Products Corporation. To induce Mr. Shaff to enter into an employment agreement with the Company, the Company agreed to nominate Mr. Shaff as a Director of the Company during the term of the employment agreement. The employment agreement terminates on December 31, 2002 or on such earlier date as Mr. Shaff dies, becomes permanently disabled or is terminated for cause. The employment agreement provides for a salary of not less than $150,000 per year. For the fiscal year ended June 30, 2001, Mr. Shaff was paid a salary of $150,000 under his employment agreement and received a $4,800 matching contribution paid to his account under the Company's 401(k) Savings Plan.

   Mr. Chelminski, a director of the Company, was paid $45,000 for his services as Director of Special Research and Development Projects for the year ended June 30, 2001.

   The Audit Committee recently had a confidential internal independent investigation conducted by its outside counsel, with assistance from its independent accountants, of certain transactions by the Company's Chief Executive Officer and certain established accounting practices of the Company relating to the payment and reimbursement of certain expenses incurred by its Chief Executive Officer and not included in his compensation. As an outcome of the investigation, the Company discontinued such accounting practices and the Chief Executive Officer of the Company reimbursed the Company for $26,549 of personal expenses improperly accounted for in prior years as business expenses, repaid a $62,270 liquidated balance of an account receivable previously maintained by the Company on its books and records for advances made by the Company over a period of years on behalf of the Chief Executive Officer, and agreed to reimburse the Company for the costs of the investigation. The Company also determined not to award the Chief Executive Officer a bonus for fiscal 2001, amended his Employment Agreement to include in the definition of termination "for cause" a breach or default of the agreements reached as an outcome of the investigation and has obtained written assurances from the Chief Executive Officer regarding the investigated amounts and future compliance with the Company's accounting policies and procedures. The Company has hired Joseph Espeso, formerly Senior Vice President of The French American Banking Corporation and Vice President of the U.S. Group of BNP Paribas, and a Director of the Company and previously Chairman of the Company's Audit Committee, to become Senior Vice President-Finance and Chief Financial Officer of the Company, effective October 8, 2001. The Company, at the direction of Mr. Espeso and of the Audit Committee and its independent accountants, is in the process of instituting such additional accounting controls, practices and procedures as are appropriate, and is reviewing its outside audit process and procedures.

                            EXECUTIVE COMPENSATION

   The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and each of the Company's other executive officers who had earned qualifying compensation in excess of $100,000:

                          Summary Compensation Table

                                            Annual Compensation               Long Term Compensation
                                     -------------------------------    ----------------------------------
                                                             Other        Stock
                              Fiscal                        Annual       Options         All Other
 Name and Principal Position   Year  Salary($) Bonus($) Compensation($) Awards(#) Compensation($)(1)(2)(3)
 ---------------------------  ------ --------- -------- --------------- --------- ------------------------
Raymond M. Soto                2001  $250,044  $     --     $36,062(4)     --             $42,498
Chairman, President and Chief  2000   238,140        --      35,103(4)     --              36,545
 Executive Officer             1999   234,647   310,000         (5)        --              35,469

Joseph Mayerick, Jr. (6)       2001   165,846    10,000         (5)        --              20,573
Senior Vice President--        2000   162,000        --         (5)        --              17,573
  Marketing                    1999   155,769    95,000         (5)        --              17,573

Alan Levy (6)                  2001   161,807        --         (5)        --              18,774
Vice President--Finance,       2000   157,000        --         (5)        --              17,403
  Secretary and Treasurer      1999   150,769    95,000         (5)        --              17,263

--------
(1)Includes matching contribution paid by the Company to the respective accounts of each named executive under the Company's 401(k) Savings Plan. The matching contribution made to the executive officer's accounts for fiscal year 2001 was as follows: Mr. Soto, $5,428 and Mr. Levy, $4,606. Mr. Mayerick did not participate in the savings plan.

(2)Includes the value of Company-paid whole life insurance policies on Messrs. Soto, Mayerick and Levy. The named executive has the right to designate the beneficiary and in the event of termination of employment, for any reason, ownership of the policy transfers to the named executive. The value of this benefit in fiscal year 2001 was $29,383 for Mr. Soto, $17,573 for Mr. Mayerick and $12,347 for Mr. Levy.
(3)Includes reimbursement for medical expenses in fiscal year 2001 in the amount of $7,687 for Mr. Soto, $3,000 for Mr. Mayerick and $1,821 for Mr. Levy.
(4)Includes for fiscal years 2001 and 2000, respectively, country club membership fees of $13,130 and $15,219, and payments related to Company-provided automobiles of $22,932 and $19,884.
(5)Perquisites that do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for a named executive officer have been omitted.
(6)Mr. Levy resigned as the Company's Vice President-Finance, Secretary and Treasurer effective August 31, 2001. Mr. Mayerick was elected by the Board of Directors to fill the vacant corporate office of Secretary created by Mr. Levy's resignation.

Employment Agreement

   The Company has an employment agreement, through June 30, 2003, subject to extension, with Mr. Soto. The agreement provides for, among other things, a current base annual salary of $262,800 for fiscal year 2002, subject to adjustment and a discretionary bonus to be determined from time-to-time by the Board of Directors. Pursuant to the employment agreement, the Company must also maintain a life insurance policy for the benefit of Mr. Soto. The employment agreement will terminate in the event of Mr. Soto's death and may be terminated by the Company in the event of Mr. Soto's disability or for cause (as defined therein). Mr. Soto may terminate his employment for Good Reason, which includes
(i) certain changes in Mr. Soto's duties and responsibilities; (ii) the relocation of Mr. Soto's principal place of employment; or (iii) the occurrence of a "defined corporate change," as defined in the employment agreement. If Mr. Soto terminates his employment for Good Reason, he will be entitled to receive all sums which would have become payable to him under the employment agreement during the three-year period following the date of such termination. This sum includes base salary and a performance bonus based on the average of the three highest such bonuses paid during the five fiscal years preceding the date of termination.

Severance Compensation Plan

   The Company has a Severance Compensation Plan which provides for special severance benefits to employees designated by the Board in the event of their termination, for whatever reason, during the 24-month period following (i) a change of control of the Company, including the acquisition by any person or group of beneficial ownership of 30% of the Company's outstanding shares, or a change in the composition of the Board during any two-year period resulting in a majority turnover where election or nomination of the new directors was not approved by at least two-thirds of the directors then in office who were directors at the beginning of such period, or (ii) approval by the Company's stockholders of (A) the Company's merger or consolidation where the Company is not the surviving corporation or (B) the Company's sale or disposal of all or substantially all of the Company's assets (including a plan of liquidation). The benefit, which is payable within ten days of termination of employment, shall (as pre-designated by the Board) equal two or three times (i) current base salary, (ii) the average of such employee's bonuses in the three highest years during the five-year period prior to termination, and (iii) certain annual medical insurance premiums; provided, however, such total amount may not exceed the maximum amount that may be paid without incurring the adverse tax consequences imposed upon such benefits by the Internal Revenue Code. In certain circumstances, the Severance Compensation Plan may be amended or terminated by the Board. In fiscal 2001, four key employees, including Messrs. Levy and Mayerick, participated in this plan.

Directors' Compensation

   In fiscal year 2001, non-employee directors received a fee of $1,000 for attendance at each meeting of the Board of Directors. Each non-employee director also received an annual director's fee of $5,000 and $500 for each committee meeting attended. Directors who are also employees of the Company receive no additional compensation for their service as a director.

   Under the Bolt Technology Corporation 1993 Stock Option Plan, each non-employee director receives, when elected a director, an option to purchase 3,000 shares of the Common Stock of the Company subject to the terms and conditions of the Plan.

Option Grants in the Last Fiscal Year

   The Company did not grant options to the Chief Executive Officer or the other named executive officers in the 2001 fiscal year.

Stock Option Exercises and Holdings

   The following table sets forth information related to stock options exercised by the Chief Executive Officer and the other executive officers named in the Summary Compensation Table above during fiscal 2001, and the number and value of unexercised options held by such individuals at June 30, 2001.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                        Number of
                                                  Securities Underlying     Value of Unexercised
                                                   Unexercised Options      In-the-Money Options
                         Shares                   at Fiscal Year-End(#)   at Fiscal Year-End($)(1)
                        Acquired       Value    ------------------------- -------------------------
        Name         on Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
        ----         -------------- ----------- ----------- ------------- ----------- -------------
Raymond M. Soto.....             --          --   64,000               --   $24,600              --
Joseph Mayerick, Jr.             --          --   30,000               --        --              --
Alan Levy...........             --          --   30,000               --    10,250              --

--------
(1)Based upon $5.15 per share, the market price of a share of Common Stock as of June 30, 2001, net of exercise prices that range from $4.125 to $6.9375 per share. In all cases the exercise price equaled the market price of a share at the date of grant.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

   Deloitte & Touche LLP, independent accountants, were selected by the Board of Directors in March 2001 to serve as the Company's independent accountants for the fiscal year ended June 30, 2001. The Board selects the Company's independent accountants upon recommendation of the Audit Committee. The Audit Committee is expected to make its recommendation for the year ending June 30, 2002 no later than March 2002.

   Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders, with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

Audit Fees

   The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended June 30, 2001 and for the review of the financial statements included in the Company's Forms 10-Q for the fiscal year ended June 30, 2001 were approximately $75,200.

Financial Information Systems Design and Implementation Fees

   Deloitte & Touche LLP did not provide the Company with any professional services for financial information systems design and implementation.

All Other Fees

   There were no other fees billed by Deloitte & Touche LLP for any other professional service for the fiscal year ended June 30, 2001. Subsequent to June 30, 2001, Deloitte & Touche provided certain services in connection with the Audit Committee's confidential independent internal investigation. The aggregate fees for these services are estimated to be approximately $37,500.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), requires the Company's executive officers and directors, and persons owning more than 10% of the Company's Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these filings received by the Company and written representations, the Company believes that all Section 16(a) filing requirements applicable to Reporting Persons during the fiscal year ended June 30, 2001 were complied with.

                            STOCKHOLDERS' PROPOSALS

   In order to be considered for inclusion in the Company's proxy statement and form of proxy for next year's Annual Meeting of Stockholders, any proposals by stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received at the Company's offices at Four Duke Place, Norwalk, Connecticut 06854 on or before June 24, 2002.

   In addition, if a stockholder intends to present a proposal at the Company's 2002 Annual Meeting of Stockholders without inclusion of that proposal in the Company's proxy materials and written notice of the proposal is not received by the Company on or before September 7, 2002, proxies solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote on the proposal at the meeting.

                                 OTHER MATTERS

   The Board of Directors does not know of any matters that may come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders and in this proxy statement. However, if any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

   The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone, telex or facsimile, by regular employees of the Company or others affiliated with the Company. The Company will not pay compensation for the solicitation of proxies but will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending or forwarding proxy material to principals in obtaining their proxies.

   All stockholders are urged to execute, date and return promptly the enclosed form of proxy in the enclosed return envelope, regardless of whether they intend to be present in person at the Annual Meeting.

                                 By Order of the Board of Directors

                                       JOSEPH MAYERICK, JR.,
                                             Secretary

Norwalk, Connecticut
Dated: October 22, 2001

                                                                      APPENDIX A

                          BOLT TECHNOLOGY CORPORATION

                                AUDIT COMMITTEE
                                    CHARTER

RESOLVED, that the Audit Committee (the "Committee") is hereby empowered to:

   1. Provide an open avenue of communication between the independent auditor and the Board of Directors.

   2. Meet at least two times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

   3. Confirm and assure the independence of the independent auditor.

   4. Review with the independent auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

   5. Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

   6. Consider and review with the independent auditor:

      (a) The adequacy of the Company's and related entities' internal controls including computerized information system controls and security.

      (b) Related findings and recommendations of the independent auditor together with any actions taken by management.

   7. Consider and review with management and the independent auditor:

      (a) Significant findings during the year, including the status of previous audit recommendations.

      (b) Any difficulties encountered in the course of audit work including any restrictions on the scope or activities or access to required information.

   8. Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

   9. Report periodically to the Board of Directors on significant results of the foregoing activities.

   10. Instruct the independent auditor that the Board of Directors and the Audit Committee, as the stockholders' representative, is the auditor's client.

   11. Work closely with any outside accounting firms, and/or operations review specialists that the corporation may retain.

   12. Perform such duties required to be performed by independent directors of the corporation pursuant to law or the bylaws or regulations of the American Stock Exchange.

   13. Perform other duties as the Board of Directors may from time to time assign to it.

CONTINUOUS ACTIVITIES--RE: REPORTING SPECIFIC POLICIES

   1. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

   2. Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

   3. Inquire as to the auditor's independent qualitative judgements about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

   4. Inquire as to the auditor's views about whether management choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

   5. Determine, in regard to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

   6. Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

   7. Inquire as to the auditor's views about how the Company's choices of accounting principles and disclosure practices may affect public views and attitudes about the Company.

SCHEDULED ACTIVITIES

   1. Recommend the selection of the independent auditor for approval by the Board of Directors and approve the compensation of the independent auditor, and review and approve the discharge of the independent auditor.

   2. Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

   3. Review with management and the independent auditor, the results of annual audits and related comments including:

      (a) The independent auditor's audit of the Company's annual financial statements, accompanying footnotes and its report thereon.

      (b) Any significant changes required in the independent auditor's audit plans.

      (c) Any difficulties or disputes with management encountered during the course of the audit.

      (d) Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

   4. Review and update the Committee's Charter annually.

OVERSIGHT ACTIVITIES

   1. Review and approve requests for any management consulting engagement to be performed by the Company's independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

   2. Review, if required, with General Counsel legal and regulatory matters that may have a material impact on the Company's and related entities financial statements, compliance policies and programs.

   3. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committees shall be empowered to retain independent counsel and other professionals to assist it in the conduct of any investigation.

   4. The Committee shall consist of at least three members who at all times shall be members of the Board of Directors, all of whom are independent directors, and that such members shall be designated by resolution of the Board of Directors, each such member to serve until he is no longer a director or until removed and a successor is elected by the Board of Directors, whichever shall first occur.

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           BOLT TECHNOLOGY CORPORATION

     The undersigned hereby appoints Raymond M. Soto and Joseph Mayerick, Jr. proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Bolt Technology Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held November 20, 2001 or any adjournment or postponement thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSAL SET FORTH ON THE REVERSE SIDE.

       (Continued, and to be marked, dated and signed, on the other side)

     ------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                            Annual
BOLT TECHNOLOGY CORPORATION                 Meeting of
                                            Stockholders

                                            November 20, 2001, 10:00 a.m.

                                            The Norwalk Inn & Conference Center
                                            99 East Avenue
                                            Norwalk, Connecticut

                                                                                                 Please mark       [X]
                                                                                                 your votes as
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.                                      indicated in
                                                                                                 this example


                                                                                                 FOR   AGAINST  ABSTAIN
                                         WITHHELD        Item 2- Proposal to approve             [_]     [_]      [_]
Item 1- ELECTION OF DIRECTORS    FOR     FOR ALL                 Amendment to Certificate
        Nominees:                [_]       [_]                   of Incorporation and ratify
                                                                 election of directors.
        01 Joseph Espeso
        02 John H. Larson
        03 Gerald H. Shaff
                                                         Item 3- To transact in their
                                                                 discretion such other business
                                                                 as may properly come before the
                                                                 meeting, or any adjournment
                                                                 or postponement thereof.

WITHHELD FOR: (Write that nominee's name in the space provided below).

___________________________________________


Signature(s)_______________________________________________________Date_______
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

           -----------------------------------------------------------------
                              FOLD AND DETACH HERE


                         ------------------------------
                                Admission Ticket
                         ------------------------------
                                 Annual Meeting
                                       of
                           BOLT TECHNOLOGY CORPORATION

                           Tuesday, November 20, 2001
                                   10:00 a.m.
                       The Norwalk Inn & Conference Center
                                 99 East Avenue
                              Norwalk, Connecticut